EXHIBIT 21


                       SUBSIDIARIES OF THE REGISTRANT


                                               State of
                                              Percentage    Incorporation
                                                  of             or
Parent                Subsidiary              Ownership     Organization
------                ----------              ---------     -------------

FFY Financial         FFY Bank                   100%          Federal
Corp.

FFY Financial         FFY Holdings, Inc.         100%          Ohio
Corp.

FFY Holdings, Inc.    FFY Insurance               67%          Ohio
                      Agency, Ltd.


FFY Holdings, Inc.    First Real Estate, Ltd.     67%          Ohio


FFY Holdings, Inc.    Coldwell Banker             33%          Ohio
                      FFY Real Estate


FFY Bank              Ardent Service             100%          Ohio
                      Corporation

Ardent Service        Hedgerows                   50%          Ohio
Corporation           Development, Ltd.

EXHIBIT 21